Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in PPL Energy Supply, LLC’s Registration Statements on Form S-3 (Nos. 333-128219, 333-116477, 333-106200, 333-106200-01, 333-132574, 333-132574-01, 333-132574-02, and 333-132574-03) of our report dated February 26, 2007, except for Note 10, as to which the date is June 20, 2007, with respect to the consolidated financial statements and schedule of PPL Energy Supply, LLC, included in the attached Exhibit to this Form 8-K.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
June 20, 2007